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                                                                   EXHIBIT 10.48


                            SECURED PROMISSORY NOTE


$1,998,000.00                                            Los Angeles, California
                                                                  April 11, 1997


     FOR VALUE RECEIVED, the undersigned, CRAIG CORPORATION, a Delaware corporation, with an address at 550 South Hope Street, Suite 1825, Los Angeles, California, 90071 ("Craig"), hereby promises to pay to the order of CITADEL HOLDING CORPORATION ("CHC"), at CHC's office at 550 South Hope Street, Suite 1825, Los Angeles, California, 90071, or at such other place as CHC or other holder (the "Holder") of this Note (this "Note") may from time to time designate, the principal sum ("Principal Sum") of ONE MILLION NINE HUNDRED NINETY-EIGHT THOUSAND AND 00/100 DOLLARS ($1,998,000.00) together with interest thereon at the rate hereinafter specified and any and all other sums which may be owing to the Holder by Craig, as hereinafter provided.

     1.   Interest Rate.  Interest ("Interest") on the unpaid balance of the
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Principal Sum shall be charged at the fluctuating rate equal from time to time to the "Prime" rate as published in the Wall Street Journal (the "Prime Rate"). Interest shall be computed on the basis of a 360 day-year and the actual number of days elapsed.

     2.   Payments.  Interest will be paid quarterly in arrears, within ten (10)
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business days following the end of each fiscal quarter. Principal and all accrued and unpaid interest will be due upon the earlier of (a) the fifth anniversary of the note, (b) one hundred twenty (120) days following receipt by Craig of Holder's written demand for payment, or (c) the date of acceleration of this Note pursuant to Paragraph 6 below (the "Maturity Date"). This Note may be prepaid, in whole or in part, at any time by Craig without penalty or premium, and shall be prepaid when required under Section 4.8.1 of that certain Stock Pledge Agreement (as more fully described in Paragraph 19 below).

     3.   Application of Payments.  All payments made hereunder shall be applied
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first to any and all late fees and prepayment fees, next to accrued and unpaid
Interest, and then to the Principal Sum, or in such other order or proportion as the Holder, in its sole and absolute discretion, may determine from time to time.

     4.   Manner of Payments.  All payments shall be made in immediately
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available funds during regular business hours at the office of CHC, or such other place as the Holder may designate from time to time, in coin or currency of the United States of America which at the time of such payment is legal tender for the payment of public and private debts. No payment shall be deemed made until actually received by the Holder.

     5.   Default Rate.  Upon a default in the payment when due of any sum due
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under this Note, which default is not cured within ten (10) business days after written notice to Craig or upon the occurrence of any Event of Default (as that term is defined in Section 5.1 of the Stock Pledge Agreement), the Holder, in the Holder's sole discretion and without notice or demand,
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Promissory Note between
Craig Corporation and
Citadel Holding Corporation
Page 2

may raise the rate of Interest accruing on the unpaid Principal Sum to the Default Interest Rate (such rate being defined for purposes of this Note as the Prime Rate plus 200 basis points) independent of whether the Holder elects to accelerate the unpaid Principal Sum as a result of such default. From and after the Maturity Date, whether by acceleration or in due course, the entire unpaid balance of the principal sum hereunder, all unpaid interest accrued thereon at such maturity, and all other amounts due hereunder shall bear interest at the Default Interest Rate.

     6.   Acceleration Upon Default.  Upon a default in the payment of any
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installment of Interest due hereunder or upon the occurrence of any other Event of Default, the Holder may, in the Holder's sole and absolute discretion and without notice or demand, declare the entire unpaid balance of principal plus accrued Interest, late payment fees, and any other sums due hereunder immediately due and payable. Upon the occurrence of any Event of Default, the entire unpaid balance of principal plus accrued Interest, late payment fees and any other sums due hereunder shall thereupon become, regardless of whether any such declaration is made, immediately due and payable.

     7.   Interest Rate After Judgment.  If judgment is entered against Craig
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under this Note, the amount of the judgment entered (which may include Principal
Sum, Interest, default interest, prepayment fees, late charges, and other fees, and costs) shall bear interest at the Default Interest Rate as of the date of entry of the judgment.

     8.   Expenses of Collection.  Upon a default by Craig under this Note,
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Craig shall pay all of the Holder's reasonable costs, fees, and expenses in connection with the enforcement or collection of this Note, including attorneys' fees and related legal and court costs, whether or not judgment has been confessed, suit has been filed, or any other action has been commenced by or on behalf of the Holder to enforce or collect this Note, all of which shall be added to and become part of the debt evidenced hereby, and shall bear interest at the Default Interest Rate.

     9.   Waivers.  Craig, and all parties to this Note, whether maker, endorser
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or guarantor, hereby waive presentment of this Note for payment, protest and demand, dishonor and notice of protest, demand or dishonor and nonpayment under this Note, and agree that, without giving notice to or obtaining the consent of Craig or any other person, the Holder may extend the time of payment, extend the Maturity Date, release any party liable for any obligation hereunder, release any of the security for this Note, accept other security therefor, and otherwise modify the terms of payment of any or all of the debt evidenced by this Note, with or without having been requested to do so by any other person liable hereon, and such consent shall not alter nor diminish the liability of Craig or any other person hereunder, except if and to the extent that the Holder may otherwise agree with, respectively, Craig or such other person, expressly and in writing.

     10.  Non-Waiver by Holder.  The rights and remedies of the Holder under
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this Note shall be cumulative and concurrent and may be pursued singularly, successively or together at the sole and absolute discretion of the Holder, and may be exercised as often as occasion therefor
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Promissory Note between
Craig Corporation and
Citadel Holding Corporation
Page 3

shall occur, and the failure to exercise any such right or remedy shall in no event be construed as a waiver or release of the same or any other right or remedy. By accepting full or partial payment after the due date of any amount of Principal Sum or of Interest on this Note, the Holder shall not be deemed to have waived the right either to require prompt payment when due and payable of all other amounts of Principal Sum or of Interest on this Note or to exercise any remedies available to it in order to collect all such other amounts due and payable under this Note. No delay in the exercise of or failure to exercise, any right, remedy, or power accruing upon any default or failure of Craig in the performance of any obligation under this Note shall impair any such right, remedy of power or shall be construed to be a waiver thereof, but any such right, remedy, or power may be exercised from time to time and as often as may be deemed expedient by the Holder. If Craig should default in the performance of any obligation under this Note, and such default should thereafter be waived by the Holder, such waiver shall be limited to the particular default so waived.

     11.  Applicable Law and Consent to Jurisdiction.  This Note shall be
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governed, construed and enforced in strict accordance with the internal laws of the State of California.

     12.  Severability Clause.  In case any provision (or any part of any
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provision) contained in this Note shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision (or remaining part of the affected provision) of this Note but this Note shall be construed as if such invalid, illegal or unenforceable provision (or part thereof) had never been contained herein but only to the extent it is invalid, illegal or unenforceable.

     13.  Excess Interest.  Nothing herein contained, nor any transaction
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related hereto, shall be construed or so operate as to require Craig to pay interest at a greater rate than the maximum allowed by law. Should any interest or other charges paid or payable by Craig in connection with this Note, or any other document delivered in connection herewith, result in the computation or earning of interest in excess of the maximum allowed by law, then any and all such excess shall be, and the same hereby is, waived by the Holder, and any and all such excess paid shall be automatically credited against and in reduction of the balance due under this Note, and the portion of said excess which exceeds the balance due under this Note shall be paid by the Holder to Craig.

     14.  Assignability.  This Note may be assigned by CHC or any Holder at any
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time or from time to time without notice to or consent of Craig.  In the event that CHC or any Holder of this Note transfers this Note for value, Craig agrees that no subsequent Holder of this Note shall be subject to any claims or defenses which Craig may have against a prior Holder, all of which are waived as to the subsequent Holder, and that all subsequent Holders shall have all of the rights of a Holder in due course with respect to Craig even though the subsequent Holder may not qualify, under applicable law, absent this paragraph, as a Holder in due course. This Note shall inure to the benefit of and be enforceable by CHC and CHC's successors and assigns and any other person to whom CHC may grant an interest in Craig's obligations to CHC, and shall be
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Promissory Note between
Craig Corporation and
Citadel Holding Corporation
Page 4

binding and enforceable against Craig and Craig's personal representatives, successors, heirs and assigns.

     15.  Actions Against Holder.  Any action brought by Craig against the
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Holder which is based, directly or indirectly or in whole or in part on the Note or any matter in or related to this Note, including but not limited to the making of the loan or the administration or collection thereof, shall be brought only in the courts of the State of California and the Holder hereby consents to the jurisdiction of such courts and the suitability and correctness of such venue. All reasonable costs and expenses, including all attorneys fees, incurred by the Holder in successfully defending any such action or counterclaim brought by Craig against the Holder shall be paid by Craig to the Holder.

     16.  Time of the Essence.  Time shall be of the essence of this Note.
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     17.  Headings.  The headings used in this Note are for convenience only and
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are not to be interpreted as a substantive part of this Note.

     18.  Notices.  All notices given by Holder to Craig or by Craig to Holder
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shall be given personally or by registered or certified mail and shall be deemed delivered when actually received (if personally delivered) and otherwise on the fourth business day following deposit, postage pre-paid, in the U.S. Mail within the United States to the address first set forth above for such party in the Note, and such address may be changed from time to time pursuant to notice given in accordance with this provision.

     19.  Collateral Pledge.  This Note is secured by the pledge of certain
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collateral as set forth in that certain Stock Pledge Agreement between Craig and
CHC, of even date herewith.

     IN WITNESS WHEREOF, Craig has caused this Note to be executed under seal by its duly authorized representative as of the day and year first above written.


ATTEST/WITNESS:                        CRAIG CORPORATION


                                       By: /s/ Robin Skophammer           (Seal)
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                                       Name:   Robin Skophammer
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                                       Title: Chief Financial Officer
                                             -----------------------------